UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                            November 9, 2005

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

(Exact Name of Registrant as Specified in Charter)

South Dakota	0-50253	46-0462968
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

100 Caspian Avenue, Post Office Box 500
Volga, South Dakota	57071
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code                               (605) 627-9240

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.              Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)  In connection with the Securities and Exchange Commission’s review of the Form 10-K of South Dakota Soybean Processors, LLC (the “Company”) for the year ended December 31, 2004, the Commission raised questions regarding whether the independence of the Registrant’s former auditor, Eide Bailly, LLP, was compromised with respect to its review of the financial statements for the quarter ended September 30, 2003, and its audit of the financial statements for the year ended December 31, 2003.  Following communication with the Commission regarding the application of the independence rules in effect at the time, the Company agreed to comply with the Commission’s request to amend its SEC filings to include re-audited and re-reviewed financial statements for the above periods.

The Company’s new auditor, Gordon, Hughes & Banks, LLP, has completed its audit of the Company’s financial statements for the above period and on November 9, 2005, delivered to the Company its signed audit report, dated as of September 30, 2005, which is being filed with the Commission on Form 10-K/A contemporaneously with the filing of this report.  No restatement of the Company’s previously filed financial statements for such periods was required as a result of such subsequent audit. Therefore, as of the date of this report and the contemporaneous filing of the Company’s Form 10-K/A, pursuant to the authority granted to them by the Company’s Board of Managers, the Company’s CEO and CFO have made the determination that the Company’s financial statements, interim review and audit report for such periods, as amended and on file with the Commission, may be relied upon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2005	By	/s/ Rodney G. Christianson
Rodney G. Christianson
	Its	Chief Executive Officer